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                                                                     EXHIBIT 5.1

                                April 28, 2000

Web Street, Inc.
510 Lake Cook Road
Deerfield, Illinois 60015

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     I have acted as counsel for Web Street, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 6,867,377 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the Web Street Financial Group, Inc. Stock Option Plan, the option agreements listed on
Schedule I attached to the Registration Statement, the Web Street, Inc. 1999 Stock Incentive Plan and the Web Street, Inc. 1999 Employee Stock Purchase Plan (collectively, the "Plans"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following:

          1.   The Registration Statement;

          2.   The Amended and Restated Certificate of Incorporation of the
               Company;

          3.   The Amended and Restated By-Laws of the Company;

          4. Records of proceedings and actions of the Board of Directors of the Company relating to the adoption of each of the Plans;

          5. Records of proceedings and actions of the stockholders of the Company relating to the adoption of each of the Plans;

          6.   Each of the Plans;

          7. The form of option agreement, if applicable, under each of the Plans (each, an "Option Agreement");

          8.   The form of specimen certificate representing the Common Stock;

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Web Street, Inc.
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April 28, 2000


          9. Certificates and written statements of public officials, officers, directors, representatives and agents of the Company, and while I have relied as to matters of fact on such certificates and statements, without investigation, no facts have come to my attention that cause me to believe that any of the representations contained in such certificates and statements were not accurate; and

          10. Such other instruments, documents, statements and records of the Company and others as I have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, I have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, I am of the opinion that when certificates representing the Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and when such certificates are issued and delivered by the Company and paid for in accordance with the terms of the applicable Plan and the applicable Option Agreement, up to 6,867,377 Shares issuable under the Plans and covered by the Registration Statement will be validly issued, fully paid and non-assessable.

     My opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and I do not express any opinion herein concerning any other laws. In addition, I express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and I assume no obligation to advise you of changes that may hereafter be brought to my attention. In connection therewith, I hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Stuart A. Cohn
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                                           Stuart A. Cohn
                                           Executive Vice President and
                                                  General Counsel